Exhibit 99.1

Allscripts announces joint venture: the largest technology company focused exclusively on human services and post-acute care

CHICAGO, OVERLAND PARK and SAN FRANCISCO, March 23, 2016 (GLOBE NEWSWIRE) – Allscripts Healthcare Solutions (NASDAQ:MDRX), a leader in healthcare IT solutions today announced a definitive agreement to combine resources with private equity firm GI Partners in a joint venture that will acquire privately held Netsmart Technologies, Inc. (“Netsmart”). This transaction creates the largest technology company exclusively dedicated to human services and post-acute care.

The joint venture will combine the Allscripts Homecare™ business, which serves more than 30,000 home health, private duty and hospice clinicians in the U.S., Guam and Puerto Rico, with Netsmart, whose clients span 23,000 organizations, including more than 450,000 care providers and more than 40 state systems. The new company will focus on enhancing human services, post-acute care and outcomes, helping providers respond to evolving compliance and regulatory demands, and improve efficiency and performance.

On a pro-forma basis, excluding impact from any purchase accounting effects, the combination creates a company with more than $250 million in annual revenue and more than $60 million in annual operating income. Upon completion of this transaction, the combined business will operate as Netsmart and be based in its current headquarters in Overland Park, Kansas. Mike Valentine, Netsmart’s Chief Executive Officer, will lead the combined company.

“We are thrilled to join forces with Netsmart and GI Partners to immediately establish a technology solutions leader in the strategic human services and post-acute care market,” said Paul Black, Chief Executive Officer of Allscripts. “Creating a software and services platform for caregivers to manage patients through the combined realities of post-acute care and mental health is absolutely essential to achieving the value-based care goal of healthy communities and populations. This joint venture finally brings scale with a depth and breadth of solutions required to navigate the immense opportunities in this growing global marketplace.”

“This transaction marks an exciting new chapter for both Netsmart and Allscripts clients and associates,” said Valentine. “The combination of Netsmart’s success in the health and human services industry with Allscripts renowned home health and hospice technology catapults us to immediate leadership at a pivotal time in healthcare. Today Netsmart is the most widely adopted post-acute EHR and, through this new partnership, we will have unprecedented scale, a complete solutions platform, an unrivaled distribution channel and unique opportunities to expand services into the Homecare client base.”

Allscripts will contribute 100% of its Homecare business, plus approximately $70 million in cash to the joint venture. This consideration will be combined with the cash investment from GI Partners plus third-party debt financing to consummate the acquisition of Netsmart. Allscripts will be the largest owner of the joint venture and expects to consolidate the entity for financial reporting purposes as required under Generally Accepted Accounting Principles. The debt of the joint venture will be non-recourse to Allscripts and its wholly-owned subsidiaries, and the Company’s existing credit facilities will remain in force with significant remaining available liquidity thereunder.

“The human services and post-acute segments are critical to the long-term value-based care business strategy of our clients,” said Rick Poulton, Allscripts President. “This joint venture creates value by unleashing the full potential of our homecare asset, and we believe this business will flourish under the focused stewardship of Mike Valentine and his team. They are a proven team with a history of building successful companies passionate about clients’ success. This transaction creates a strategic platform for growth that will benefit the industry, the joint venture’s clients and Allscripts shareholders.”

This transaction is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and is expected to close in late April. Based on this timeframe, Allscripts management expects the transaction to add approximately $150 million in 2016 revenue, be accretive to 2016 Adjusted EBITDA(1) and neutral to non-GAAP earnings per share in 2016. Management will update its financial outlook for the transaction on its first quarter earnings conference call in early May 2016.

Additional details relating to the transactions described in this press release will be provided in a filing with the Securities and Exchange Commission on Form 8-K.

Footnote:

(1) Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: deferred revenue and other adjustments; depreciation and amortization; stock-based compensation expense; non-recurring expenses and transaction-related costs; non-cash asset impairment charges; interest expense and other, net; equity in earnings of unconsolidated investments; and tax provision (benefit).

About Allscripts

Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

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© 2016 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Contacts:

Investors:

Seth Frank

312-506-1213

seth.frank@allscripts.com

Allscripts Media Questions:

Concetta DiFranco

312-447-2466

concetta.difranco@allscripts.com

About Netsmart

Netsmart provides technology and expertise to help health and human services providers deliver effective, outcomes-based services and care to more than 25 million persons nationwide. Netsmart clients include 450,000 users in 20,000 in organizations across all 50 states. Netsmart clients include mental health and addiction services agencies, health homes, psychiatric hospitals, private and group mental health practices, public health departments, social services, child and family services agencies, managed care organizations and vital records offices.

Netsmart’s CareFabric®, a framework of innovative clinical and business solutions and services, supports integrated, coordinated delivery of health services across the spectrum of care.

Netsmart’s HIT Value Model™, a vendor-agnostic planning and measurement system, provides a path for health and human services organizations to evaluate where on the healthcare IT spectrum they should focus their efforts, the value associated with that strategic decision and a comparison with peer organizations nationwide.

Netsmart Media:

Kevin Allen

913-226-5887

kallen@ntst.com

About GI Partners

Founded in 2001, GI Partners is a leading middle market private equity firm based in San Francisco. The firm currently manages over $12 billion in capital commitments through private equity and real estate strategies for recognized institutional investors across the globe. GI Partners’ private equity team is active in a number of key sectors, including Technology, Media & Telecommunications, Healthcare, Retail & Leisure, and Business & Financial Services. For more information on GI Partners and its entire portfolio, please visit www.gipartners.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts’ actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the failure to satisfy the conditions precedent to the consummation of the transactions described in this press release, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as amended; unanticipated difficulties or expenditures relating to the transactions; disruptions of current plans and operations caused by the announcement and pendency of the transactions; potential difficulties in employee retention as a result of the announcement and pendency of the transactions; the response of customers and competitors to the announcement of the transactions; the expected financial contribution and results of the joint venture to be formed with GI Partners in connection with the transactions, including the expected consolidation for financial reporting purposes; Allscripts’ failure to compete successfully; consolidation in Allscripts’ industry; current and future laws, regulations and industry initiatives; increased government involvement in Allscripts’ industry; the failure of markets in which Allscripts operates to develop as quickly as expected; Allscripts’ or its customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of Allscripts’ sales, services, and support organizations; market acceptance of Allscripts’ products and services; the unpredictability of the sales and implementation cycles for Allscripts’ products and services; Allscripts’ ability to manage future growth; Allscripts’ ability to introduce new products and services; Allscripts’ ability to establish and maintain strategic relationships; risks related to the acquisition of new companies or technologies; the performance of Allscripts’ products; Allscripts’ ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts’ ability to hire, retain and motivate key personnel; performance by Allscripts’ content and service providers; liability for use of content; security breaches; price reductions; Allscripts’ ability to license and integrate third party technologies; Allscripts’ ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts’ ability to maintain proper and effective internal controls; and asset impairment charges. Additional information about these and other risks, uncertainties, and factors affecting Allscripts’ business is contained in Allscripts’ filings with the Securities and Exchange Commission. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition, or operating results over time.